SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
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1 Corporate Way Lansing, MI 48951 517/381-5500

Dear Variable Annuity Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson National”) or Jackson National Life Insurance Company of New York (“Jackson National NY”) are invested in sub-accounts of separate accounts established by Jackson National or Jackson National NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

At a meeting held on August 26-28, 2025, the Board of Trustees (the “Board”) of the Trust voted to appoint River Road Asset Management, LLC (“River Road”) as a sub-adviser for a portion of the JNL Multi-Manager U.S. Select Equity Fund (the “Fund”), effective August 29, 2025. Enclosed please find the Trust’s Information Statement regarding this sub-adviser appointment for the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely, /s/ Mark D. Nerud
Mark D. Nerud President, Chief Executive Officer, and Trustee JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 24, 2025

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager U.S. Select Equity Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager U.S. Select Equity Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of River Road Asset Management, LLC as sub-adviser to a strategy of the Fund. This change was effective on August 29, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of September 30, 2025, will receive this Notice. This Notice will be sent to contract owners on or about October 24, 2025.  The full Information Statement will be available to view and print on the Trust’s website at https://www.jackson.com/information-statements/jnl_mm_usselectequity_infostmt.html until December 23, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL Multi-Manager U.S. Select Equity Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 131 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson”), a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

At a meeting held on August 26-28, 2025, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL Multi-Manager U.S. Select Equity Fund (the “Fund”) voted to appoint River Road Asset Management, LLC (“River Road”) as a Sub-Adviser for a portion of the Fund’s assets and to approve an amendment to the investment sub-advisory agreement between JNAM and River Road (the “River Road Sub-Advisory Agreement”) appointing River Road as a Sub-Adviser for a portion of the Fund’s assets (the “River Road Strategy”). River Road also serves as a Sub-Adviser to other Funds in the Trust pursuant to the River Road Sub-Advisory Agreement.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the amendment to the River Road Sub-Advisory Agreement (the “River Road Amendment”) and about River Road’s appointment as a Sub-Adviser to the Fund, effective August 29, 2025. On August 29, 2025, River Road began providing the day-to-day management for the River Road Strategy. The Fund is managed by several unaffiliated Sub-Advisers. There were no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the appointment of River Road as a Sub-Adviser to the Fund.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

River Road, a limited liability company organized in the State of Delaware, is located at Meidinger Tower, 462 South Fourth Street, Suite 2000, Louisville, Kentucky 40202.

This Information Statement is being provided to shareholders of record for the Fund as of September 30, 2025. It will be mailed on or about October 24, 2025.

II.	Changes to Fund Principal Investment Strategies

Neither the Fund’s name nor its investment objective changed as a result of the appointment of River Road as a Sub-Adviser to the Fund.

Effective August 29, 2025, as a result of the appointment of River Road as a Sub-Adviser, the principal investment strategies for the Fund, and in particular the River Road Strategy, are as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in U.S. equity securities. The equity securities in which the Fund primarily invests include publicly traded common stocks.
The Fund may invest in equity securities of foreign companies in both developed and emerging markets.
The Fund may also invest in U.S. Treasury securities.
The Fund is classified as “non-diversified,” which means that it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund.
The Fund has flexibility in the relative weighting of each asset class and expects to vary the percentages of assets invested in each asset class from time to time. JNAM’s allocations to the underlying Sub-Advisers will be a function of a variety of factors including each underlying strategy’s expected returns, volatility, correlation, and contribution to the Fund’s overall risk profile.
Three unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”).  Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.
JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.
JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.
Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.
GQG Strategy
GQG Partners LLC (“GQG”) constructs the GQG Strategy by investing primarily in equity securities of U.S. companies. The GQG Strategy may invest in initial public offerings (“IPOs”) and securities of companies with any market capitalization. GQG considers a company to be a U.S. company if: (i) at least 50% of the company’s assets are located in the U.S.; (ii) at least 50% of the company’s revenue is generated in the U.S.; (iii) the company is organized, conducts its principal operations, or maintains its principal place of business or principal manufacturing facilities in the U.S.; (iv) the company’s securities are traded principally in the U.S.; or (v) GQG otherwise believes that the company’s assets are exposed to the economic fortunes and risks of the U.S. (because, for example, GQG believes that the company’s growth is dependent on the U.S.).
In managing the GQG Strategy, GQG typically pursues a “growth style” of investing as it seeks to capture market inefficiencies which GQG believes are driven by investors’ propensity to be short-sighted and overly focused on quarter-to-quarter price movements rather than a company’s fundamentals over a longer time horizon (5 years or more).  Specifically, GQG seeks to buy companies that it believes are reasonably priced and have strong fundamental business characteristics, such as modest leverage, strong rates of return on equity and sustainable earnings and/or cash flow growth. GQG seeks to outperform peers over a full market cycle by seeking to capture market upside while limiting downside risk.  GQG may also purchase stocks that would not fall into the traditional “growth” style box. In constructing its portfolio of securities, GQG is not constrained by sector or industry weights in the Fund’s benchmark and, at times, may emphasize one or more particular industries or sectors in the portfolio construction process. GQG relies on individual stock selection driven by a bottom-up research process rather than seeking to add value based on “top-down”, macro based criteria.
The GQG Strategy’s equity investments also may include sponsored and un-sponsored depositary receipts (including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), and Global Depositary Receipts (“GDRs”)), which are certificates typically issued by a bank or trust company.

River Road Strategy
River Road Asset Management, LLC (“River Road”) constructs the River Road Strategy by investing primarily in equity securities of large-capitalization U.S. companies that River Road believes are undervalued. River Road generally considers a company to be a U.S. company if it has been organized under the laws of, has its principal offices in, or has its securities principally traded in the U.S. The River Road Strategy’s equity investments may include common stock, foreign securities (directly and through depositary receipts, including ADRs, EDRs, and GDRs), and real estate investment trusts (“REITs”).
The River Road Strategy may also invest in common stock of companies of other market capitalizations (measured at the time of acquisition), and publicly traded partnerships, including, but not limited to, master limited partnerships.
WCM Strategy
WCM Investment Management, LLC (“WCM”) constructs the WCM Strategy by investing in equity securities of U.S. quality growth companies. WCM considers quality growth companies to have superior growth prospects, high returns on invested capital, and low or no debt. In constructing the WCM Strategy, WCM considers qualitative elements, such as corporate culture and the strength, quality, and trustworthiness of management.
The WCM Strategy’s equity investments may include depositary receipts (including ADRs, EDRs, and GDRs) of companies that WCM considers to be U.S. companies. WCM considers a company to be a U.S. company if it has been organized under the laws of, has its principal offices in, or has its securities principally traded in the U.S., or if the company derives more than 50% of its revenues, or net profits from, or has more than 50% of assets or production capacities in, the U.S.
III.	Investment Sub-Advisory Agreement with River Road Asset Management, LLC

River Road is a new Sub-Adviser to the Fund pursuant to the River Road Amendment, effective August 29, 2025. At a meeting held on August 26-28, 2025, the Board, including a majority of the Independent Trustees, voted to appoint River Road as a Sub-Adviser to a new strategy of the Fund and approved the River Road Amendment. Pursuant to the Order, shareholder approval is not required for the River Road Amendment because River Road is not affiliated with JNAM.

The River Road Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term, and thereafter from year to year through September 30 of each successive year following the initial term only so long as the continuance is approved at least annually by the Board or by vote of a majority of the outstanding voting securities of the Fund, and either event approved also by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The River Road Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the Adviser and River Road, or by the Adviser with the consent of the Board (including a majority of the Independent Trustees) or River Road on sixty (60) days’ written notice to the Trust and the other party. The River Road Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended and Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021. Additionally, the River Road Sub-Advisory Agreement will also terminate upon written notice of a material breach of the River Road Sub-Advisory Agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The River Road Sub-Advisory Agreement generally provides that River Road, its officers, members, or employees will not be subject to any liability to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of River Road’s duties, except for a loss resulting from willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or obligations under the River Road Sub-Advisory Agreement, or any untrue statement of a material fact, or omission, in materials pertaining to the Fund.

The management fees to be paid by the Fund did not increase as a result of the appointment of River Road as a Sub-Adviser to the Fund. As of August 29, 2025, the Fund continues to pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager U.S. Select Equity Fund
Advisory Fee Rates Before and After the Sub-Adviser Appointment
Net Assets	Rate
$0 to $1 billion	0. 530%
$1 billion to $3 billion	0.500%
$3 billion to $5 billion	0.480%
Over $5 billion	0.460%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2024. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser appointment occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager U.S. Select Equity Fund	$4,032,318	0.53%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the River Road Amendment, the Adviser pays River Road a sub-advisory fee equal to a percentage of the River Road Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager U.S. Select Equity Fund
Sub-Advisory Rate After the River Road Sub-Adviser Appointment
Average Daily Net Assets	Annual Rate*
All Assets	0.15%
* For the portion of the Average Daily Net Assets managed by River Road.

The following table sets forth the aggregate amount of sub-advisory fees paid by JNAM to the Fund’s Sub-Advisers for their services to the Fund for the one-year period ended December 31, 2024. The pro forma sub-advisory fees would have been higher assuming the River Road Amendment was in place for the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager U.S. Select Equity Fund	$2,104,460	0.28%

IV. Description of River Road Asset Management, LLC

River Road is located at Meidinger Tower, 462 South Fourth Street, Suite 2000, Louisville, Kentucky 40202 and was founded in 2005. River Road is indirectly majority owned by Affiliated Managers Group, Inc., and members of River Road’s senior management team hold a substantial minority equity interest in the firm.

Executive/Principal Officers, Directors, and Members of River Road located at Meidinger Tower, 462 South Fourth Street, Suite 2000, Louisville, Kentucky 40202:

Name	Title
Richard Andrew Beck	Chief Executive Officer & Senior Portfolio Manager
Thomas Dignan Mueller, CFA, CPA	Chief Operating Officer
Elizabeth Aubrey Brenner, PhD, SPHR	Chief Organizational Development Officer
Robert William Wainwright	Chief Business Development Officer
John Alexander Brown	Chief Investment Officer
Meagan Snyder	Chief Compliance Officer
RRAM Acquisition, LLC	Member

The following table lists the person(s) that indirectly, and beneficially, own 10% or more of the outstanding voting securities of River Road.

Name	Address	Status and Entity in which Interest is Owned
Affiliated Managers Group, Inc.	777 South Flagler Drive West Palm Beach, Florida 33401	RRAM ACQUISITION, LLC (100%)

As the Sub-Adviser to the River Road Strategy of the Fund, River Road provides the River Road Strategy of the Fund with investment research, advice, and supervision, and manages the River Road Strategy’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund are also listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of September 30, 2025, no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of River Road, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in River Road or any other entity controlling, controlled by or under common control with River Road. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2024, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which River Road, any parent or subsidiary of River Road, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager U.S. Select Equity Fund (River Road Strategy)

Matthew W. Moran

Matthew W. Moran, CFA, is a portfolio manager for River Road’s Mid Cap Value and Large Cap Value portfolios.

Daniel R. Johnson

Daniel R. Johnson, CFA, CPA, is a portfolio manager for River Road’s Mid Cap Value and Large Cap Value portfolios.

There are no changes to the portfolio managers for the existing strategies managed by the other Sub-Advisers of the Fund.

V.	Other Investment Companies Advised by River Road Asset Management, LLC

The following table sets forth the size and rate of compensation for other funds advised by River Road having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of September 30, 2025 (millions)	Rate of Compensation *
Comparable Account 1*	$49.1	0.225%
Comparable Account 2	$646.5	0.15% of the portfolio’s average daily assets up to and including $1 billion 0.10% of the portfolio’s average daily assets in excess of $1 billion
Comparable Account 3**	$104.0	0.29%
Comparable Account 4	$65.5	0.28%
*
For Comparable Account 1, the Investment Manager of that fund has agreed to cap the fund’s expenses (exclusive of certain fees and expenses) to the annual rate of 0.60% of the fund’s average daily net assets, subject to recoupment for up to 36 months, for any fund-related expenses that exceed the fund’s expense cap during that period. As sub-adviser to the fund, River Road has agreed to reimburse the Investment Manager 50% of the amounts that the Investment Manager reimburses to the fund pursuant to the then-effective expense limitation agreement.

**
For Comparable Account 3, the management company of that fund has agreed to cap the fund’s expenses (exclusive of certain fees and expenses) to the annual rate of 0.39% of the fund’s average daily net assets, for any fund-related expenses that exceed the fund’s expense cap during that period.  As investment manager to the fund, River Road has agreed to reimburse the management company 100% of the amounts that the management company reimburses to the fund pursuant to the expense cap.

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on August 26-28, 2025, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of River Road as an additional Sub-Adviser to the Fund and the River Road Amendment.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the River Road Amendment. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the River Road Amendment. With respect to its approval of the River Road Amendment, the Board noted that the River Road Sub-Advisory Agreement was with a sub-adviser that already provides services to an existing fund in the Trust. Thus, the Board also considered relevant information provided at previous Board meetings. At the conclusion of the Board’s discussions, the Board approved the River Road Amendment, whereby River Road would serve as an additional Sub-Adviser to the Fund.

In reviewing the River Road Amendment and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by River Road and the Adviser for the August meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of River Road and/or the Fund’s investment team, (3) cost of services of River Road, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to River Road through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the River Road Amendment. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the River Road Amendment, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and River Road and to consider the terms of the River Road Amendment. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the River Road Amendment is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by River Road. The Board considered the investment sub-advisory services to be provided by River Road. The Board noted JNAM’s evaluation of River Road, as well as JNAM’s recommendation, based on its review of River Road, in connection with its approval of the River Road Amendment.

The Board reviewed the qualifications, backgrounds and responsibilities of River Road’s portfolio managers who would be responsible for the day-to-day management of the River Road Strategy. The Board reviewed information pertaining to River Road’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to River Road. The Board considered compliance reports about River Road from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided by River Road under the River Road Amendment and the River Road Sub-Advisory Agreement.

Investment Performance

The Board reviewed the performance of River Road’s proposed investment mandate with a similar investment strategy as compared to a benchmark index and peer group returns. The Board concluded that it would be in the best interests of the Fund and its shareholders to approve the River Road Amendment.

Costs of Services

  The Board reviewed the fees to be paid to River Road. The Board considered that the Fund’s advisory fee and sub-advisory fee are both lower than their respective peer group averages, and the Fund’s total expense ratio is within one basis point of its peer group average.  The Board noted that the sub-advisory fee is paid by JNAM (not the Fund). The Board concluded that the fees are in the best interests of the Fund and its shareholders in light of the services to be provided.

Profitability

The Board considered information concerning the costs to be incurred and profits estimated to be realized by River Road with respect to the sleeve of the Fund. The Board determined that profits estimated to be realized by River Road were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and River Road, the Board noted that River Road’s sub-advisory fee arrangement for the Fund does not contain breakpoints that decrease the fee rate as assets increase. The Board also considered that the Fund’s sub-advisory fees are and will be paid by JNAM (not the Fund). The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to River Road

In evaluating the benefits that may accrue to River Road through its relationship with the Fund, the Board noted that River Road may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of River Road as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the River Road Amendment.

VII. Additional Information

Ownership of the Fund

As of September 30, 2025, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL Multi-Manager U.S. Select Equity Fund (Class A)	4,997,935.474
JNL Multi-Manager U.S. Select Equity Fund (Class I)	71,489,666.609

As of September 30, 2025, the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund.

Because the shares of the Fund are sold only to Jackson National, Jackson National NY, and certain affiliated funds organized as funds-of-funds, Jackson National and Jackson National NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of September 30, 2025, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager U.S. Select Equity Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
JNL Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	24.42%
JNL Moderate Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	23.75%
JNL Aggressive Growth Allocation Fund	1 Corporate Way Lansing, Michigan 48951	14.68%
JNL Moderate Allocation Fund	1 Corporate Way Lansing, Michigan 48951	10.38%
JNL/JPMorgan Managed Growth Fund	1 Corporate Way Lansing, Michigan 48951	7.85%
JNL/JPMorgan Managed Moderate Growth Fund	1 Corporate Way Lansing, Michigan 48951	7.13%
JNL/JPMorgan Managed Aggressive Growth Fund	1 Corporate Way Lansing, Michigan 48951	5.99%

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of September 30, 2025, no person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2024, the Fund paid no commissions to an affiliated broker.
During the fiscal year ended December 31, 2024, the Fund paid $1,144,111 in administration fees and $5,246 in 12b-1 fees to the Adviser and/or its affiliated persons. These services have continued to be provided since the River Road Amendment was approved.
VIII. Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2024, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson National Service Center) or 1-800-599-5651 (Jackson National NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson, a leading provider of retirement products for industry professionals and their clients. Jackson and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson National. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement are paid by JNAM.